Exhibit 10.1

OID NOTE PURCHASE AGREEMENT

This OID Note Purchase Agreement (this “Agreement”) is made as of February 12, 2016 by and between MetaStat, Inc. (the “Company”), a Nevada corporation, with offices at 27 Drydock Ave., 2nd Floor, Boston, MA 02210 and the purchasers identified on the signature pages hereto (the “Purchasers”).

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) original issue discount non-convertible promissory notes (each a “Note” and collectively the “Notes”), and (ii) common stock purchase warrants (the “Note Warrants”); and

WHEREAS, the Company and each of the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act” or “1933 Act”); and

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES

1.1. Authorization of Notes and Note Warrants. The Company has authorized the issuance of the Notes and Note Warrants. The Notes and Note Warrants are sometimes collectively referred to herein as the “Securities”.

1.2. Agreement to Sell and Purchase the Notes. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and the Purchasers agree to purchase from the Company, at each Closing (as defined below), the Notes for an aggregate purchase price (“Purchase Price”) of up to $1,000,000. Each Note shall have an initial principal balance equal to 120% of the Purchase Price. This purchase commitment is made in accordance with and subject to the terms and conditions described in this Agreement. The Notes shall be substantially in the form of Note attached hereto as Exhibit A.

1.3. Delivery of Notes and Note Warrants. Each Purchaser hereby authorizes and directs the Company, upon each Closing, to deliver the Notes and the Note Warrants to be issued to Purchaser pursuant to this Agreement to the Purchaser’s address indicated on the signature page hereto.

1.4. Note Warrants. Each Purchaser shall be issued Note Warrants to purchase 7,273 shares of the Company’s common stock, par value $0.0001 per share, for each $100,000 of Purchase Price purchased at an exercise price per share of $8.25 and a term of five (5) years. The Note Warrants shall be substantially in the form of Note Warrant attached hereto as Exhibit B.

1.5. Closings. The initial closing (the “Initial Closing”) of the purchase and sale of the Securities to be acquired by the Purchasers from the Company under this Agreement shall take place at such time as Purchasers have executed this Agreement to purchase at least Fifty Thousand Dollars ($50,000) Purchase Price of Notes (the “Initial Closing Date”). At the Initial Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Company according to the instructions attached hereto as Exhibit C (“Wire Instructions”). After the Initial Closing, the Company may conduct any number of additional closings (each, an “Additional Closing”) for a period of sixty (60) days following the date hereof (each, an “Additional Closing Date”) until an aggregate of $1,000,000 Purchase Price of Notes have been issued and sold to the Purchasers. At each Additional Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Company according to the Wire Instructions. The Initial Closing and the Additional Closings are sometimes referred to herein as a “Closing.” The Initial Closing Date and any Additional Closing Date are sometimes referred to herein as a “Closing Date.”  Each Closing with respect to the transactions contemplated hereunder shall take place at the offices of the Company or another mutually acceptable location.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to and agrees with the Company as follows:

2.1. Reliance on Exemptions. Each Purchaser acknowledges that the offering and sale of the Securities (the “Offering”) has not been reviewed or recommended by the Commission or any state agency because this is intended to be a nonpublic offering exempt from the registration requirements of the 1933 Act and state securities laws. The Offering is being made solely to an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the 1933 Act. Each Purchaser understands that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Note.

2.2. Investment Purpose. Each Purchaser represents that the Securities are being purchased for its own account, for investment purposes only and not with a view to distribution or resale to others in contravention of the registration requirements of the 1933 Act. Each Purchaser agrees that it will not sell or otherwise transfer the Securities unless it is registered under the 1933 Act or unless an exemption from such registration is available.

2.3. Accredited Investor. Each Purchaser represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act and that it is able to bear the economic risk of any investment in the Note. Each Purchaser further represents and warrants that all information provided to the Company by Purchaser is accurate and complete in all material respects.

2.4. Loss of Investment; Sophisticated Investor. Each Purchaser recognizes that the purchase of the Note involves a high degree of risk in that: (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Note; (ii) transferability of the Note is limited; and (iii) the Company may require substantial additional funds to operate its business and there can be no assurance that any other funds will be available to the Company, in addition to all of the other risks to which the Company may be subject. Each Purchaser is an expert and sophisticated investor and has such knowledge and experience in financial and business matters so as to enable such Purchaser to utilize the information made available to Purchaser in connection with the Note to evaluate the merits and risks of an investment in the Note, and to make an informed investment decision with respect thereto. Each Purchaser has consulted with its own legal and tax and other relevant experts and is not relying on the Company with respect to the tax, economic or any other considerations of an investment in the Company or in the Note. Each Purchaser recognizes that an investment in the Company involves substantial risks, including loss of the entire amount of such investment, and has taken full cognizance of and understands all of the risks related to the purchase of the Securities.

2.5. Information. Each Purchaser acknowledges careful review of this Agreement, the Notes, the Notes Warrants and all other exhibits hereto, and hereby represents that: (i) the Purchaser has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and, (ii) the Purchaser has been afforded the access and the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the Company, the terms and conditions of the Offering, and any additional information which it has requested. Each Purchaser recognizes the periodic reports, proxy statements and other information which the Company has filed, or will in the future file with the Commission until the termination of the Offering upon each Closing, currently, or upon filing may be, examined without charge on the Internet at http://www.sec.gov.

2.6. No Representations. Each Purchaser hereby represents that no oral or written representations or warranties of any kind have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying on any information other than the results of independent investigation by the Purchaser.

2.7. Tax Consequences. Each Purchaser acknowledges that the Offering may involve tax consequences and the Company is not providing any tax advice or information. Each Purchaser acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Note.

2.8. Transfer or Resale. Each Purchaser will not sell or otherwise transfer Note without registration under the 1933 Act or applicable state securities laws, or pursuant to an exemption therefrom. Each Purchaser understands that Rule 144 promulgated under the 1933 Act sets forth certain restrictions on the ability to resell securities without having to satisfy the registration requirements under the 1933 Act. Each Purchaser consents that the Company may, if it desires, permit the transfer of the Note out of the Purchaser’s name only when the Purchaser’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state “blue sky” laws.

2.9. State Securities Laws; Legends. Each Purchaser agrees and acknowledges that the Securities will bear a legend substantially in the form presented below:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITY UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

2.10. No General Solicitation. Each Purchaser represents that the Purchaser was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

2.11. Authorization; Enforcement; Validity. If the Purchaser is a corporation, partnership, trust, or other entity, the Purchaser represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Note; and (b) that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

2.12. No Conflicts. If the Purchaser is a corporation, partnership, trust, or other entity, Purchaser represents and warrants that the execution and delivery by the Purchaser of this Agreement will not result in any violation of, or be in conflict with, or constitute a default under, the organizational documents of such entity, any agreement or instrument to which such entity is a party or by which such entity or its respective properties are bound, or any judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to such entity.

2.13. Address. Each Purchaser hereby represents that the address of the Purchaser furnished by Purchaser at the end of this Agreement is the undersigned’s principal residence if the Purchaser is an individual or its principal business address if it is a corporation or other entity.

2.14. Authority of Signatory. Any person executing this Agreement on behalf of Purchaser represents and warrants that he or she is duly authorized to enter into and execute this Agreement on behalf of the Purchaser.

2.15. No Short Sales. Each Purchaser has not and will not, directly or indirectly, nor shall any person or entity acting on behalf of or pursuant to any understanding with such Purchaser, have executed or execute, any Short Sales (as defined below), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other person or entity representing the Company setting forth the material terms of the transactions contemplated by this Agreement and ending upon the final Closing, or take any other action that would have the effect of depressing the value of the common stock.  Such Purchaser agrees not to maintain a net short position in the common stock following the Closing.  For purposes hereof, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (but shall not be deemed to include the location and/or reservation of borrowable shares of common stock).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows:

3.1. Legality. The Company has the requisite corporate power and authority to enter into this Agreement and to issue and deliver the Securities. The execution and delivery of this Agreement and the issuance and delivery of the Securities hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company. This Agreement has been duly and validly executed and delivered by and on behalf of the Company and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally.

3.2. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a Materially Adverse Effect on its business. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

3.3. Operation of Business. The Company and each of the Subsidiaries owns or possesses the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted and, to the knowledge of the Company, without any conflict with the rights of others except where failure to own such property or possess such rights would not have a Material Adverse Effect.

3.4. Non-Contravention/Third Party Consents. Neither the execution and delivery of this Agreement, the issuance of the Securities nor the consummation of the transactions contemplated by this Agreement conflicts with or results in a breach by the Company of any of the terms or provisions of, or constitutes a default under, the Articles of Incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable Federal or State law, rule, or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Company or any of its properties or assets, except for such conflicts, breaches or defaults as would not have a Material Adverse Effect.  To the extent that any third party consent is necessary, the Company will obtain such consent prior to the Closing.

3.5. No Material Adverse Effect. Since February 28, 2015, neither the Company, nor any Subsidiary has experienced or suffered any Material Adverse Effect.

3.6. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

3.7. Compliance with Law. The business of the Company and the Subsidiaries has been and, to the Company’s knowledge is, presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except where, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.8. Certain Fees.  The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, or finders’ fees in connection with the transactions contemplated pursuant to this Agreement.

3.9. Securities Act of 1933.  Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

3.10. Use of Proceeds.  The Company shall use the net proceeds from the sale of the Notes hereunder for general corporate and working capital purposes.

ARTICLE IV

MISCELLANEOUS

4.1. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or email; or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:	MetaStat, Inc. 27 Drydock Ave., 2nd Floor Boston, MA 02210 Attention: Chief Executive Officer Fax No. (646) 304-7086 Email: dhamilton@metastat.com or dan@metastat.com with copies to: Loeb & Loeb LLP Attention: David Levine 345 Park Ave New York, NY Fax No. (212) 898-1184 Email: dlevine@loeb.com

If to the Purchaser, to its address, facsimile number and/or email set forth at the end of this Agreement, or to such other address, facsimile number and/or email to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or in the event of notice by email, a record of such email containing the time, date, recipient email address number and an image of such email, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

4.2. Entire Agreement; Amendment. This Agreement along with the Notes and the Note Warrant supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Purchasers holding a majority of the then outstanding principal amount of the Notes issued pursuant to this Agreement.

4.3. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

4.4. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

4.5. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, any agents and each of their respective officers, directors, employees, agents, attorneys, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees, and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach of the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered by or on behalf of Purchaser in connection with this Agreement.

The Company agrees to indemnify and hold harmless the Purchaser, any agents and each of their respective officers, directors, employees, agents, attorneys, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees, and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach of the Company of any covenant or agreement made by the Company herein or in any other document delivered by or on behalf of the Company in connection with this Agreement.

4.6. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

4.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

4.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.9. Survival. The representations and warranties of the Company and the Purchaser contained in Articles II and III and the agreements set forth in this Article IV shall survive for a period of one year after the final Closing.

4.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.12. Legal Representation. The Purchaser acknowledges that: (a) it has read this Agreement and the exhibits hereto; (b) it has either been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (c) it understands the terms and consequences of this Agreement and is fully aware of its legal and binding effect.

4.13. Confidentiality. The Purchaser agrees that it shall keep confidential and not divulge, furnish or make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company to which it has become privy by reason of this Agreement until such information has been publicly disclosed by the Company or until such information is no longer material.

4.14. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

METASTAT, INC.

By:
Name: Douglas A. Hamilton
Title: President and CEO

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PURCHASER
_________________________________

By:______________________________

Name: ___________________________

Title: ____________________________

Tax ID or Social Security #:_________________

Purchase Price: $__________________________

Initial Principal Balance of Note (120% of Purchase Price): $___________________

# Note Warrants: __________________________

PURCHASER NOTIFICATION INFORMATION

Street Address: ______________________________________

City, State, Zip: _____________________________________

Attention: __________________________________________

Phone: _____________________________________________

Facsimile: __________________________________________

Email: _____________________________________________

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF NOTE WARRANT

EXHIBIT C

COMPANY WIRE INSTRUCTIONS